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[LETTERHEAD OF QUARLES & BRADY]                                    EXHIBIT 14(b)


                              February 20, 1996




Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington DC  20549

      Re:     PRINCIPAL PRESERVATION PORTFOLIOS, INC.
              REGISTRATION STATEMENT ON FORM N-14

Ladies and Gentlemen:

      We hereby consent to the inclusion in Principal Preservation Portfolios, Inc.'s (the "Registrant's") Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Commission on or about February 21, 1996, of our opinion as to the legality of the securities being registered pursuant to such Registration Statement. We also consent to the inclusion in such Registration Statement of our tax opinion relating to the reorganization of the Registrant's Balanced Portfolio into the Registrant's S&P 100 Plus Portfolio. The shares of the Registrant's S&P 100 Plus Portfolio covered by the Registration Statement are being issued in connection with this reorganization transaction.

      We also consent to the Registrant's use of our name as it appears in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                              Very truly yours,

                              QUARLES & BRADY

                              /s/ Fredrick G. Lautz

                              Fredrick G. Lautz